FOR IMMEDIATE RELEASE

Contacts: Jerry W. Nix, Vice Chairman and CFO — (770) 612-2048

Sidney G. Jones, Vice President-Investor Relations – (770) 818-4628

GENUINE PARTS COMPANY
ANNOUNCES 1st QUARTER 2010
EARNINGS RELEASE DATE AND CONFERENCE CALL

Atlanta, Georgia, April 1, 2010 — Genuine Parts Company (NYSE: GPC) plans to release First Quarter Earnings on April 16, 2010. Management will also conduct a conference call on this date at 11:00 a.m. Eastern time. You are invited to join the call, which will be hosted by Chairman, President and CEO Tom Gallagher and Vice Chairman and CFO Jerry Nix. The public may access the call on the Company’s website, www.genpt.com, by clicking “Investor Services”, or by dialing 877-316-2549. The conference ID is 65675645. If you are unable to participate during the call, a replay of the call will be available on the Company’s website or at 800-642-1687, ID 65675645, two hours after the completion of the conference call until 12:00 a.m. Eastern time on May 1, 2010.

About Genuine Parts Company

Genuine Parts Company is a distributor of automotive replacement parts in the U.S., Canada and Mexico. The Company also distributes industrial replacement parts in the U.S., Canada and Mexico through its Motion Industries subsidiary. S. P. Richards Company, the Office Products Group, distributes business products nationwide in the U.S. and in Canada. The Electrical/Electronic Group, EIS, Inc., distributes electrical and electronic components throughout the U.S., Canada and Mexico. Genuine Parts Company had 2009 revenues of $10.0 billion.